UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 6, 1997



                      Venture Stores, Inc.
     (Exact name of Registrant as specified in its charter)


    Delaware               1-10590              43-0914490
(State or Other          (Commission         (I.R.S.Employer
Jurisdiction of          File Number)        Identification No.)
Incorporation)


     2001 East Terra Lane, O'Fallon, Missouri    63366-0110
     (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code: (314) 281-5500


                         Not Applicable
   (Former Name or Former Address, if Changed Since Last Report)








Item 5.   Other Events

On August 6, 1997, Venture Stores, Inc. (the "Company") entered into an agreement with Kimco Realty Corporation ("Kimco"), a leading real estate investment trust, for a total value of approximately $135 million, involving the sale of Venture real estate assets. The transaction will provide the Company with approximately $75 million, before closing costs and prorations, in additional cash to finance the continuation of the Company's repositioning as a family value retailer. It also includes the assumption by Kimco of approximately $60 million of existing mortgage debt on certain properties.

This transaction involved the sale of 49 Venture fee and leasehold properties. The Company simultaneously leased the assets back under a long-term lease. The lease, pursuant to which the Company will retain possession of the properties, is for an initial term of 25 years.







                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                VENTURE STORES, INC.
                                   (Registrant)



                              By: /s/ Russell E. Solt
                                Name:  Russell E. Solt
                                Title: Executive Vice President -
                                         Administration and
                                         Chief Financial Officer


Date: August 19, 1997